UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2811 Airpark Drive
Santa Maria,	California	93455
(Address of principal executive offices)		(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2020, Landec Corporation (the “Company”), Curation Foods, Inc. (“Curation”) and Lifecore Biomedical, Inc. (“Lifecore”), as borrowers, and certain of the Company’s other subsidiaries, as guarantors, entered into (i) that certain credit and guaranty agreement (the “Term Loan Credit Agreement”), dated December 31, 2020, with Goldman Sachs Specialty Lending Group, L.P. (“Goldman Sachs”), as lender, administrative agent and collateral agent, and certain affiliates of Guggenheim Credit Services, LLC, as lenders, and (ii) that certain credit agreement (the “Revolver Credit Agreement” and, together with the Term Loan Credit Agreement, the “New Credit Agreements”), dated December 31, 2020, with BMO Harris Bank N.A. (“BMO”) as lender and administrative agent. The New Credit Agreements refinanced in full all obligations of the Company and its subsidiaries under the Company’s existing credit agreement, dated September 23, 2016, as amended, with JPMorgan Chase Bank, N.A., BMO and City National Bank, as lenders.

General Terms

The Term Loan Credit Agreement provides for up to $170.0 million in total term loan borrowings, consisting of an initial $150.0 million tranche funded in full at closing and a $20.0 million multi-draw delayed term loan tranche available for borrowing until December 31, 2022, subject to, among other conditions, satisfaction of certain pro forma leverage ratios that are further described in the Term Loan Credit Agreement. The obligations under the Term Loan Credit Agreement mature on December 31, 2025.

The Revolver Credit Agreement provides for up to the lesser of (i) $75.0 million less a reserve for certain secured credit products, if any, and (ii) a borrowing base as calculated under the Revolver Credit Agreement (such lesser amount, the “Maximum Borrowing Amount”). The borrowing base is calculated as the sum of (i) 85% of the value of certain eligible accounts of the Company and Lifecore, plus (ii) 85% of the value of eligible developmental service accounts of Lifecore (capped at $3.0 million), plus (iii) 85% of the value of eligible specified foreign account debtor accounts of Lifecore (capped at $3.5 million), plus (iv) 90% of eligible credit insured foreign accounts of the Company and Lifecore, plus (v) 80% of the value of certain eligible accounts of Curation, plus (vi) the lesser of (x) 85% of the net orderly liquidation value of certain eligible inventory and (y) 75% of the cost of certain eligible inventory, plus (vii) the lesser of 85% of the net orderly liquidation value of eligible in-transit inventory and 70% of the cost of eligible in-transit inventory, minus (viii) certain customary reserves. The obligations under the Revolver Credit Agreement mature on December 31, 2025 or, if any obligations under the Term Loan Credit Agreement remain outstanding as of such date, October 2, 2025.

Interest Rates and Fees

Borrowings under the Term Loan Credit Agreement have an interest rate of, at the option of the Company, (x) LIBOR (subject to a floor of 100 basis points) plus 850 basis points or (y) base rate (subject to a floor of 300 basis points) plus 750 basis points. Unused multi-draw delayed draw term loan commitments are subject to an undrawn commitment fee equal to 50 basis points per annum.

Borrowings under the Revolver Credit Agreement have an interest rate of, at the option of the Company, (x) LIBOR (subject to a floor of 50 basis points) plus between 200 and 250 basis points or (y) base rate (subject to a floor of 150 basis points) plus between 100 and 150 basis points, in each case, based upon average availability under the Revolver Credit Agreement. Unused revolver commitments are subject to an undrawn commitment fee equal to 37.5 basis points per annum.

Covenants

Each of the New Credit Agreements contains customary affirmative and negative covenants, including, among other things, limitations on incurrence of debt, liens, investments, restricted payments, restricted debt payments, maintenance of existence and affiliate transactions.

The Term Loan Credit Agreement also includes the following financial covenants: (i) a minimum fixed charge coverage ratio (that commences on May 30, 2021 at 1.10 to 1.00 and increases incrementally thereafter to 1.40 to 1.00 on August 31, 2024), (ii) a maximum leverage ratio (that commences on February 28, 2021 at 7.00 to 1.00 and decreases incrementally thereafter to 4.00 to 1.00 on February 28, 2025), (iii) a minimum Lifecore gross profits covenant (that commences on February 28, 2021 at $28.75 million and increases incrementally thereafter to $40.0 million on November 30, 2023), (iv) a maximum capital expenditures covenant (at various quarterly and trailing four quarter period levels described in the Term Loan Credit Agreement) that does not apply to the extent the unfinanced capital expenditures ratio (EBITDA to unfinanced capital expenditures) is greater than or equal to 1.0 to 1.0 and (v) a minimum liquidity covenant (defined as borrowing availability under the Revolver Credit Agreement plus certain qualified cash) of $7.5 million.

The Revolver Credit Agreement also includes a springing fixed-charge coverage ratio financial covenant of 1.0 to 1.0, which applies if either (x) an event of default has occurred or (y) borrowing availability under the Revolver Credit Agreement is less than the greater of $7.5 million and 10% of the Maximum Borrowing Amount.

Events of Default

Each of the New Credit Agreements is subject to customary events of default, including, among other things, failure to pay principal, interest, fees or other amounts; covenant defaults; material inaccuracy of representations and warranties; bankruptcy events with respect to the Company; default under the other New Credit Agreement or any related ancillary agreements, actual or asserted invalidity of any of the New Credit Agreements or related ancillary agreements, judgment defaults, criminal adverse proceedings, certain FDA regulatory actions or a change of control of the Company.

Ancillary Agreements

On December 31, 2020, the Company, Curation, Lifecore and certain of the Company’s other subsidiaries, as grantors (collectively, the “Grantors”), entered into (i) that certain Pledge and Security Agreement (the “Term Loan Security Agreement”), dated as of December 31, 2020, with Goldman Sachs, as collateral agent, and (ii) that certain Pledge and Security Agreement (the “Revolver Security Agreement” and, together with the Term Loan Security Agreement, the “New Security Agreements”), dated as of December 31, 2020, with BMO, as administrative agent. Pursuant to the Term Loan Security Agreement, the Grantors secured their obligations under the Term Loan Credit Agreement by granting to Goldman Sachs, as collateral agent, a first priority security interest in certain collateral, including but not limited to equipment, fixtures, real property and intellectual property. Pursuant to the Revolver Security Agreement, the Grantors secured their obligations under the Revolver Credit Agreement by granting to BMO, as administrative agent, a first priority security interest in certain other collateral, including but not limited to inventory, cash and cash equivalents and deposit accounts. The security interest granted by the Grantors under each New Security Agreement continues in effect until the payment in full of all of the secured obligations under the respective New Credit Agreement.

The foregoing descriptions of each of the Term Loan Credit Agreement, the Revolver Credit Agreement, the Term Loan Security Agreement and the Revolver Security Agreement do not purport to be complete and is subject to, and qualified in its entirety by, reference to the respective agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation of FD Disclosure.

On January 4, 2020, the Company issued a press release announcing the New Credit Agreements, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1
Credit and Guaranty Agreement, dated December 31, 2020, by and among Landec Corporation, Curation Foods, Inc. and Lifecore Biomedical, Inc., as borrowers, certain other subsidiary parties thereto, as guarantors, Goldman Sachs Specialty Lending Group, L.P., as lender, administrative agent and collateral agent, and certain affiliates of Guggenheim Credit Services, LLC, as lenders.

10.2
Credit Agreement, dated December 31, 2020, by and among Landec Corporation, Curation Foods, Inc. and Lifecore Biomedical, Inc., as borrowers, certain other subsidiary parties thereto, as guarantors, and BMO Harris Bank., N.A., as lender and administrative agent.

10.3
Pledge and Security Agreement, dated December 31, 2020, by and among Landec Corporation, Curation Foods, Inc., Lifecore Biomedical, Inc. and certain other subsidiary parties thereto, as grantors, and Goldman Sachs Specialty Lending Group, L.P., as collateral agent.

10.4
Pledge and Security Agreement, dated December 31, 2020, by and among Landec Corporation, Curation Foods, Inc., Lifecore Biomedical, Inc. and certain other subsidiary parties thereto, as grantors, and BMO Harris Bank., N.A., as administrative agent.

99.1	Press Release dated January 4, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021

LANDEC CORPORATION

By:	/s/ Brian McLaughlin
Brian McLaughlin
Chief Financial Officer and Executive Vice President of Finance and Administration

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